Baltimore Gas and Electric Company
                                                                 P.O. Box 1475
                                                     Baltimore, Maryland 21203
                                                410-234-5314  FAX 410 234-5690



Constance F. Smith
Associate General Counsel
Legal


                                                               Exhibit 5



July 21, 1998



Baltimore Gas and Electric Company
39 W. Lexington Street
Baltimore, Maryland  21201

Ladies and Gentlemen:

         This opinion is provided in connection with the Registration Statement (the "Registration Statement") filed by Baltimore Gas and Electric Company ("BGE") with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 (the "Securities Act") regarding, among other things the proposed issuance of up to 3,000,000 shares of the common stock (without par value) of BGE (the "Common Stock").

         I am an Associate General Counsel of BGE and head of the Corporate Unit in its Legal Department. In connection with this opinion, the General Counsel of BGE and I, together with attorneys we supervise, have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is my opinion that when there has been compliance with the Securities Act and the applicable state securities laws, the Common Stock to be sold by BGE, when issued, delivered, and paid for in the manner described in the form of the Sales Agency Agreement filed as Exhibit 1 to the Registration Statement, will be legally issued, and the Common Stock when so issued, delivered and paid for, will also be fully paid and nonassessable.

         I express no opinion as to the law of any jurisdiction other than the law of the State of Maryland and the law of the United States of America. The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Maryland and the United States of America as currently in effect.

         This opinion is provided to you solely in connection with the filing of the Registration Statement and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without my prior written consent.



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Baltimore Gas and Electric Company
July 21, 1998
Page 3


         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me in the Registration Statement (and any amendments thereto) or the prospectus constituting a part of the Registration Statement (and any amendments or supplements thereto). In so doing, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Constance F. Smith